UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)

March 26, 2018

GGP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34948	27-2963337
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 N. Orleans St., Suite 300, Chicago, IL 60654

(Address of principal executive offices) (Zip Code)

(312) 960-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 26, 2018, GGP Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Brookfield Property Partners L.P., a Bermuda limited partnership (“Parent”), Goldfinch Merger Sub Corp., a Delaware corporation and an indirect, wholly owned subsidiary of Parent (“Acquisition Sub”), and the Company. In connection with its entry into the Merger Agreement, on March 26, 2018, the Company also entered into (i) a Voting and Support Agreement (the “Voting Agreement”) and a Class B Stock Exchange Agreement (the “Class B Exchange Agreement”) with certain holders of the issued and outstanding shares of the Company’s common stock, par value $0.01 per share (each, a “Company Share”) who are affiliated with Parent and in the aggregate hold approximately 34% of the outstanding Company Shares (such holders collectively, the “Voting Parties”), (ii) a letter agreement (the “BAM Letter Agreement”) with Brookfield Asset Management Inc., an Ontario corporation, and affiliate of Parent (“BAM”), and (iii) a letter agreement with BAM and Parent (the “MSA Letter Agreement” and, together with the Merger Agreement, the Voting Agreement, the Rights Agreement (as defined below), the Class B Exchange Agreement and the BAM Letter Agreement, the “Transaction Agreements”).

The Merger Agreement provides for, among other things, the acquisition of the Company by Parent on the terms and subject to the conditions set forth therein, through a series of transactions including: (i) the amendment and restatement of the Company’s certificate of incorporation (the “Charter Amendment”) in order to, among other things, authorize the Company to issue a new series of class A stock, par value $0.01 per share (the “Class A Stock”), class B stock, par value $0.01 per share (the “Class B Stock”) and class C stock, par value $0.01 per share (the “Class C Stock”); (ii) the amendment and restatement of the Company’s bylaws (the “Bylaw Amendment”); (iii) the amendment and restatement of the Fourth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement Amendment and Restatement”) of GGP Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”); (iv) following the Charter Amendment, the exchange of all Company Shares held by the Voting Parties for newly issued shares of Class B Stock on the terms and subject to the conditions set forth in the Class B Exchange Agreement (the “Class B Exchange”); (v) following the completion of the Class B Exchange, the consummation of certain transactions, including recapitalization or financing transactions (the “Requested Transactions”) as Parent may request between the date of the Merger Agreement and the closing of the Transactions; (vi) following the completion of the Class B Exchange, the declaration of a special dividend payable to the holders of record of Company Shares (but excluding, for the avoidance of doubt, the Voting Parties), consisting of the Aggregate Cash Dividend Amount (as such term is defined in the Merger Agreement) and a number of shares of Class A Stock equal to the Aggregate Stock Dividend Amount (as such term is defined in the Merger Agreement) at the election of the Company’s stockholders subject to certain limitations in the Merger Agreement (the “Pre-Closing Dividend”); (vii) following the completion of the Class B Exchange and the declaration of the Pre-Closing Dividend, the merger of Acquisition Sub with and into the Company, with the Company surviving the merger (the “Merger” and together with the Partnership Agreement Amendment and Restatement, the Class B Exchange, the Pre-Closing Dividend, the Requested Transactions and the other transactions contemplated by the Transaction Agreements, the “Transactions”); and (viii) immediately following the effective time of the Merger, the acquisition by Parent or an affiliate of Parent from any holder of Company Shares as of the Merger Effective Time that made an affirmative election (the “Parent Common Units Election”) to receive limited partnership units of Parent (“Parent Common Units”) of the shares of Class A Stock entitled to be received in the Pre-Closing Dividend by such electing stockholder in exchange for an equal number of Parent Common Units (the “Parent Common Units Exchange”). In the event that there is (or is deemed to be pursuant to the terms of the Merger Agreement) (x) a Parent Common Units Election with respect to 80% or more of the shares of Class A Stock to be issued in the Pre-Closing Dividend, then, at Parent’s election, all shares of Class A Stock that are issued in the Pre-Closing Dividend shall be exchanged for Parent Common Units in the Parent Common Units Exchange, and (y) a Parent Common Units Election with respect to 90% or more of the shares of Class A Stock to be issued in the Pre-Closing Dividend, then all shares of Class A Stock that are issued in the Pre-Closing Dividend shall be exchanged for Parent Common Units in the Parent Common Units Exchange.

Pursuant to the terms of the Class A Stock set forth in the Charter Amendment, each holder of Class A Stock will have the right to require the Company to exchange each of its shares of Class A Stock for cash in an amount, subject to adjustment, equal to the then current value of a Parent Common Unit in accordance with the terms and conditions set forth therein; provided that an affiliate of Parent may elect, in its sole discretion, to satisfy the Company’s obligations with respect to such exchange right by acquiring such shares of Class A Stock in exchange for Parent Common Units in accordance with the terms and conditions set forth therein. Pursuant to the BAM Letter Agreement, BAM has agreed to enter into as soon as practicable after the date thereof and in any event at or prior to the closing of the Transactions, a rights agreement substantially in the form attached thereto (the “Rights Agreement”), pursuant to which, on the terms and subject to the conditions to be set forth therein, BAM will agree to satisfy any Class A stockholder’s exchange rights by delivering Parent Common Units or, at BAM’s sole election, cash in the event that (i) the Company has not satisfied its cash exchange obligation described above and (ii) such affiliate of Parent has not elected to satisfy the Company’s exchange obligation by exchanging such Class A stockholder’s shares of Class A Stock for Parent Common Units. The BAM Letter Agreement also provides that BAM will deliver or cause to be delivered the Parent Unitholder Consent upon the terms and subject to the conditions set forth therein.

Each Company Share that is issued and outstanding immediately prior to the effective time of the Merger (except for certain excluded Company Shares, including shares held by the Voting Parties and restricted Company Shares (“Company Restricted Shares”)) shall be cancelled and extinguished and automatically converted into the right to receive in cash from Parent, without interest thereon, an amount equal to the Per Share Merger Consideration (as such term is defined in the Merger Agreement).

Options to purchase Company Shares (“Company Options”) that are in-the-money will generally be deemed to be net settled for a number of Company Shares that will receive cash and shares of Class A Stock pursuant to the Pre-Closing Dividend and the Per Share Merger Consideration. Company Options that are out-of-the-money will generally be converted into an equivalent option to purchase Parent Common Units. Company Restricted Shares granted prior to January 1, 2018 will generally be canceled (with any performance conditions deemed met at target) and will receive cash and be converted into a restricted share award of Class A Stock, which cash and restricted share award will have an aggregate value determined based on the Pre-Closing Dividend and the Per Share Merger Consideration. Company Restricted Shares granted in 2018 will generally be converted into an equivalent restricted share award on Class A Stock (with any performance conditions deemed met at target). Each converted option and restricted share award will remain subject to the same service based vesting conditions as applied to the Company award, except that the awards will vest upon an involuntary termination within two years after closing. Company equity-based awards based on limited partnership units of the Operating Partnership will generally be subject to comparable provisions following the Merger. Outstanding equity-based awards that are governed by existing “single-trigger” change in control provisions or that are held by recently hired or departed executives will generally be governed by their existing terms.

The Merger Agreement does not contain a financing condition, and Parent has represented that it has or will have at closing sufficient funds to enable Parent to consummate the Transactions and to pay related fees and expenses. In connection with, and concurrently with the execution of the Merger Agreement, an affiliate of Parent entered into a debt financing commitment with certain lenders party thereto, pursuant to which the lenders party thereto have committed, subject to the terms and conditions therein, to lend the amounts set forth therein for the purposes of, among other things, funding the Transactions and related fees and expenses.

The Board of Directors of the Company (the “Board”), acting upon the unanimous recommendation of a committee of the Board consisting only of non-management independent directors of the Company (excluding, for the avoidance of doubt, representatives of Parent on the Board) (the “Special Committee”), has unanimously (excluding, for the avoidance of doubt, representatives of Parent on the Board) (i) determined that the Transaction Agreements and the Transactions are advisable and in the best interests of the Company and the holders of Company Shares, (ii) approved the execution, delivery and performance of the Transaction Agreements and the consummation of the Transactions and (iii) resolved to recommend adoption of the Merger Agreement and approval of the Charter Amendment and the Bylaw Amendment by the holders of Company Shares.

On a date to be announced, the stockholders of the Company will be asked to vote on the adoption of the Merger Agreement, the approval of the Charter Amendment and the approval of the Bylaw Amendment at a special meeting of the stockholders of the Company. The consummation of the Transactions is subject to the conditions that (i) the Merger Agreement and the Merger have been adopted, in each case, by the affirmative vote of (x) a majority of the holders of the Company Shares and (y) a majority of the holders of the Company Shares (excluding the Target Shares, as defined in the Standstill Agreement between the Company and affiliates of BAM); and (ii) the Charter Amendment and the Bylaw Amendment have been approved by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the holders of the Company Shares (collectively, the “Requisite Stockholder Approvals”). The consummation of the Transactions is also subject to certain other conditions, including (i) no court or government orders enjoining or restraining the Transactions, (ii) obtaining the consent of the holders of a majority of the Parent Common Units for the issuance of Parent Common Units in the Parent Common Units Exchange (the “Parent Unitholder Consent”) unless Parent has obtained a determination from the Toronto Stock Exchange that such consent is not required, (iii) effectiveness of registration statements on Form F-4 and Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), (iv) authorization for listing (x) the Parent Common Units to be issued in the Parent Common Units Exchange on the NASDAQ and (y) to the extent applicable, the Class A Stock to be issued in the Transactions on the NASDAQ or the NYSE, (v) receipt by the Company of an opinion in respect of the solvency of the surviving Company, subject to certain qualifications, after giving effect to the Transactions, (vi) receipt by the Company of a legal opinion in respect of the partnership status of Parent for U.S. federal income tax purposes, (vii) receipt by Parent of a legal opinion in respect of the Company’s REIT status under the Internal Revenue Code of 1986, as amended, (viii) availability of a registration statement registering (x) Parent Common Units issuable in the event an affiliate of Parent elects, in its sole discretion, to satisfy the Company’s exchange right obligation to a holder of Class A Stock and (y) the resale of Parent Common Units to be transferred by BAM in accordance with the terms of the Rights Agreement, (ix) the absence of a Company Material Adverse Effect (as such term is defined in the Merger Agreement) since the date of the Merger Agreement that remains in effect and (x) the absence of any Parent Material Adverse Effect (as such term is defined in the Merger Agreement) since the date of the Merger Agreement that remains in effect. Each party’s obligation to consummate the Transactions is also subject to additional conditions, including the other party’s compliance with the covenants and agreements contained in the Merger Agreement in all material respects and the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers) contained in the Merger Agreement. The Transactions are expected to close in the third quarter of 2018.

The Merger Agreement contains a “no-shop” provision pursuant to which, among other things, the Company may not solicit any transaction that would result in acquisition of more than 20% of the Company or its assets. However, prior to receipt of the Requisite Stockholder Approvals, the Special Committee (or the Board acting on the recommendation of the Special Committee) may consider any unsolicited, bona fide proposal, which the Special Committee determines in good faith, after consultation with its financial advisor and outside legal counsel, constitutes a “Superior Proposal”, which generally refers to a proposal for an acquisition of 50% or more of the Company or its assets that the Special Committee determines in good faith, after consultation with its financial advisor and outside legal counsel, is more favorable from a financial point of view to the Company’s stockholders than the Transactions.

The Special Committee may change its recommendation prior to receipt of the Requisite Stockholder Approvals if the Special Committee (or the Board acting on the recommendation of the Special Committee) determines in good faith, after consultation with the Special Committee’s financial advisor and outside legal counsel, that an unsolicited, bona fide written proposal constitutes a Superior Proposal or that an Intervening Event (as defined below) has occurred. The Special Committee (or the Board acting on the recommendation of the Special Committee) may cause the Company to terminate the Merger Agreement, and substantially concurrently with such termination, cause the Company to enter into a definitive written agreement providing for such Superior Proposal if the Special Committee determines in good faith, after consultation with its outside legal counsel, that the failure to terminate the Merger Agreement and accept such Superior Proposal would be reasonably likely to be inconsistent with the Special Committee’s or the Board’s fiduciary duties under Delaware law, and a four-business day period has elapsed during which Parent has been given the opportunity to negotiate with the Company in order to match the Superior Proposal. During this period, the Company is obligated to negotiate in good faith with respect to any changes to the terms and conditions of the Merger Agreement that had been committed to by Parent in writing so that such Superior Proposal ceases to constitute a Superior Proposal (or in the case of a change of recommendation that is related to an Intervening Event, so that the failure to make such a change of recommendation would no longer be reasonably likely to be inconsistent with the Board’s or the Special Committee’s fiduciary duties under Delaware law). Any material changes to the terms of the Superior Proposal will commence a new match-right period of two business days.

An “Intervening Event” is a material event, development or change in circumstances occurring or arising after the date of the Merger Agreement (but which does not relate to a competing acquisition proposal) that was not known to the Special Committee on the date of the Merger Agreement, or if known, the consequences of which were not known or reasonably foreseeable, and becomes known to the Special Committee prior to the adoption of the Merger Agreement and did not result from or arise out of the announcement or pendency of the Merger Agreement. An Intervening Event would not include any changes in the market price or trading volume of the Company Shares in and of itself.

The Merger Agreement provides for certain customary termination rights for both the Company and Parent. The Merger Agreement also provides that the Company will be required to pay to Parent or an affiliate of Parent a termination fee of $400 million in cash in certain circumstances if: (i) the Company terminates the Merger Agreement and substantially concurrently therewith enters into a definitive written agreement providing for a Superior Proposal; (ii) the Board or the Special Committee changes its recommendation; or (iii) (A) (x) the Merger Agreement is terminated because the Transactions are not consummated by September 26, 2018, (y) the Requisite Stockholder Approvals are not obtained, or (z) the Company materially breaches certain covenants in the Merger Agreement relating to soliciting alternative proposals and holding the Company stockholder meeting; (B) following the date of the Merger Agreement and prior to the Company stockholder meeting, a competing acquisition proposal is announced and not withdrawn and (C) within 12 months following the termination of the Merger Agreement, the Company enters into a definitive agreement with respect to or consummates a competing acquisition transaction.

Parent will be required to pay the Company a reverse termination fee of $1.2 billion in cash in certain circumstances if: (i) the Merger Agreement is terminated because Parent or Acquisition Sub fails to consummate the Transactions when required; or (ii) a meeting of the holders of Parent Common Units to obtain the Parent Unitholder Consent has been held and Parent Unitholder Consent is not obtained; provided that, if the Company is eligible to receive such a fee, the Company may elect in its sole discretion to reject such fee and preserve its rights to pursue other remedies in accordance with the Merger Agreement.

The Merger Agreement contains certain representations and warranties customary for transactions of this type. In addition to the no-shop and other covenants described above, the Company and Parent have agreed to various other customary covenants and agreements, including agreements to conduct their respective businesses in the ordinary course during the period between the date of the Merger Agreement and the closing of the Transactions.

Pursuant to the Voting Agreement, the Voting Parties have agreed, upon the terms and subject to the conditions set forth therein, to vote all their Company Shares (subject to certain exceptions) (i) in favor of the adoption of the Merger Agreement and the approval of the Transactions and any action or proposal that would reasonably be expected to be in furtherance of the foregoing, and (ii) against any other action, proposal or agreement that is not recommended by the Board, upon the recommendation of the Special Committee, and that would reasonably be expected to (x) result in a breach of any covenant, representation or warranty of the Company under the Merger Agreement, (y) result in any of the conditions to the consummation of the Merger, the Charter Amendment or the Bylaw Amendment under the Merger Agreement not being fulfilled or (z) impede or adversely affect the Merger, the Charter Amendment, the Bylaw Amendment and the other transactions contemplated by the Merger Agreement.

Pursuant to the MSA Letter Agreement, each of BAM (on behalf of certain of its affiliates) and the Company has agreed to negotiate in good faith and to enter into a new master services agreement, effective as of and conditioned upon the occurrence of the closing of the Transactions, and BAM has agreed to waive certain management fees relating thereto for a period of 12 months after the effective date of such master services agreement and otherwise upon the terms and conditions set forth in the MSA Letter Agreement. The MSA Letter Agreement also provides for the waiver by BAM of certain incremental management fees associated with the number of Parent Common Units issued in the Parent Common Units Exchange that may otherwise be payable by Parent for a period of 12 months thereafter.

The foregoing descriptions of the Merger Agreement, the Voting Agreement, BAM Letter Agreement, MSA Letter Agreement and the Class B Exchange Agreement are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and the related summary thereof are not intended to be, and should not be relied upon as, disclosures regarding any fact and circumstance relating to the Company or any of its subsidiaries or affiliates. The Merger Agreement contains representations and warranties by the Company, Parent and Acquisition Sub that were made only for purposes of that agreement and as of the dates specified therein. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Moreover, the descriptions of the Merger Agreement, the Voting Agreement, BAM Letter Agreement, MSA Letter Agreement and the Class B Exchange Agreement above do not purport to describe all the terms of such agreements, and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Additional Information and Where to Find It

This communication is being made in respect of the Transactions contemplated by the Transaction Agreements. This communication may be deemed to be solicitation material in respect of the Transactions involving Parent and the Company. In connection with the Transactions, Parent will file with the SEC a registration statement on Form F-4 that will include a prospectus of Parent, and the Company will file with the SEC a registration statement on Form S-4 that will include a proxy statement/prospectus of the Company. The Parent prospectus and the Company proxy statement/prospectus will be mailed to Company stockholders in connection with the Transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE ABOVE-REFERENCED AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PARENT, THE COMPANY, THE TRANSACTIONS AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the above-referenced and other documents filed with the SEC by Parent and the Company through the SEC’s web site at http://www.sec.gov. In addition, investors will be able to obtain free copies of the above-referenced and other documents filed with the SEC by Parent, when available, by contacting Investor Relations at bpy.enquiries@brookfield.com or +1 (855) 212-8243 or at Parent’s website at bpy.brookfield.com, and will be able to obtain free copies of the above-referenced and other documents filed with the SEC by the Company, when available, by contacting Investor Relations at (312) 960-5000 or at the Company’s website at http://www.ggp.com.

Non-solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Participants in Solicitation

Parent, the Company and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Company stockholders in respect of the Transactions that will be described in the proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from Company stockholders in connection with the Transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. You may also obtain the documents that Parent and the Company file electronically free of charge from the SEC’s website at http://www.sec.gov. Information regarding Parent’s directors and executive officers is contained in Parent’s 2017 Annual Report on Form 20-F filed with the SEC on March 9, 2018. Information regarding the Company’s directors and executive officers is contained in the Company’s 2017 Annual Report on Form 10-K filed with the SEC on February 22, 2018 and its 2017 Proxy Statement on Schedule 14A filed with the SEC on April 3, 2017.

Item 7.01 Regulation FD Disclosure.

On March 26, 2018, the Company issued a press release announcing its execution of the Merger Agreement.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This communication contains “forward-looking information” within the meaning of Canadian provincial securities laws and applicable regulations and “forward-looking statements” within the meaning of “safe harbor” provisions of applicable U.S. securities laws, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature or depend upon or refer to future events or conditions, include statements regarding the expected timing, completion and effects of the Transactions, the Company’s operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook, as well as the outlook for North American and international economies for the current fiscal year and subsequent periods, and include words such as “expects,” “anticipates,” “plans,” “believes,” “estimates,” “seeks,” “intends,” “targets,” “projects,” “forecasts,” “likely,” or negative versions thereof and other similar expressions, or future or conditional verbs such as “may,” “will,” “should,” “would” and “could.”

Although the Company believes that its anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based upon reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which may cause the Company’s actual results, performance or achievements to differ materially from anticipated future results, performance or achievement expressed or implied by such forward-looking statements and information.

Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to: the occurrence of any event, change or other circumstance that could affect the Transactions on the anticipated terms and timing, including the risk that the Transactions may not be consummated; risks related to Parent’s ability to integrate the Company’s business into its own and the ability of the combined company to attain expected benefits therefrom; risks incidental to the ownership and operation of real estate properties including local real estate conditions; the impact or unanticipated impact of general economic, political and market factors in the countries in which the Company does business; the ability to enter into new leases or renew leases on favorable terms; business competition; dependence on tenants’ financial condition; the use of debt to finance the Company’s business; the behavior of financial markets, including fluctuations in interest and foreign exchange rates; uncertainties of real estate development or redevelopment; global equity and capital markets and the availability of equity and debt financing and refinancing within these markets; risks relating to the Company’s insurance coverage; the possible impact of international conflicts and other developments including terrorist acts; potential environmental liabilities; changes in tax laws and other tax related risks; dependence on management personnel; illiquidity of investments; the ability to complete and effectively integrate other acquisitions into existing operations and the ability to attain expected benefits therefrom; operational and reputational risks; catastrophic events, such as earthquakes and hurricanes; and other risks and factors detailed from time to time in the Company’s documents filed with the securities regulators in Canada and the United States.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on the Company’s forward-looking statements or information, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements or information, whether written or oral, that may be as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of March 26, 2018, by and among Brookfield Property Partners L.P., Goldfinch Merger Sub Corp. and GGP Inc.

10.1	Voting and Support Agreement, dated as of March 26, 2018, by and among GGP Inc. and the stockholders listed on Schedule A thereto

10.2	Class B Stock Exchange Agreement, dated as of March 26, 2018, by and among GGP Inc. and the parties listed on Exhibit A thereto

10.3	Letter Agreement, dated as of March 26, 2018, by and between Brookfield Asset Management Inc. and GGP Inc.

10.4	Letter Agreement, dated as of March 26, 2018, by and between Brookfield Asset Management Inc., Brookfield Property Partners L.P. and GGP Inc.

99.1	Press Release dated March 26, 2018

*	Certain exhibits and schedules have been omitted pursuant to Item 602(b)(2) of Regulation S-K and will be provided to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GGP INC.

By:	/s/ Stacie L. Herron
Stacie L. Herron, Vice President and Secretary

Date: March 27, 2018